Exhibit
 Number                                                      Exhibit
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     (b)    By-Laws of Registrant.
                                                             Exhibit       (b)

                          BY-LAWS

                            OF

                  RANSON MANAGED PORTFOLIOS



         SECTION 1. AGREEMENT AND DECLARATION OF
                TRUST AND PRINCIPAL OFFICE

1.1. AGREEMENT AND DECLARATION OF TRUST. These By-Laws shall be subject to the Agreement and Declaration of Trust, as from time to time in effect (the "Declaration of Trust"), of RANSON MANAGED PORTFOLIOS, the
Massachusetts business trust established by the Declaration of Trust
(the "Trust).

1.2. PRINCIPAL OFFICE OF THE TRUST; RESIDENT AGENT. The principal office of the Trust shall be located in Wichita, Kansas. Its resident agent in Massachusetts shall be CT Corporation System, 2 Oliver Street, Boston, Massachusetts or such other person as the Trustees may from time to time select

                        SECTION 2. SHAREHOLDERS

2.1. SHAREHOLDER MEETINGS. Meetings of the shareholders may be called at any time by the Trustees, by the Chairman or, if the Trustees and the Chairman shall fail to call any meeting of shareholders for a period of 30 days after written application of one or more shareholders who hold at least 25% of all shares issued and outstanding and entitled to vote at the meeting, then such shareholders may call such meeting. Each call of a meeting shall state the place, date, hour and purposes of the meeting.

2.2. PLACE OF MEETINGS. All meetings of the shareholders shall he held at the principal office of the Trust, or, to the extent permitted by the Declaration of Trust, at such other place within the United States as shall be designated by the Trustees or the Chairman of the Trust.

2.3. NOTICE OF MEETINGS. A written notice of each meeting of shareholders, stating the place, date and hour and the purposes of the meeting, shall be given at least seven days before the meeting to each shareholder entitled to vote thereat by leaving such notice with him or at his residence or usual place of business or by mailing it, postage prepaid, and addressed to such shareholder at his address as it appears in the records of the Trust. Such notice shall be given by the secretary or an assistant secretary or by an officer designated by the Trustees. No notice of any meeting of shareholders need be given to a shareholder if a written waiver of notice executed before or after the meeting by such shareholder or his attorney thereunto duly authorized, is filed with the records of the meeting.

2.4. BALLOTS. No ballot shall he required for any election unless requested by a shareholder present or represented at the meeting and entitled to vote in the election.

2.5 PROXIES AND VOTING. Shareholders entitled to vote may vote either in person or by proxy in writing dated not more than six months before the meeting named therein, which proxies shall be filed with the secretary or other person responsible to record the proceedings of the meeting before being voted. Unless otherwise specifically limited by their terms, such proxies shall entitle the holders thereof to vote at any adjournment of such meeting but shall not be valid after the final adjournment of such meeting. At all meetings of shareholders, unless the voting is conducted by inspectors, all questions relating to the qualification of voters, the validity of proxies and the acceptance or rejection of votes shall be decided by the Chairman of the meeting.

                        SECTION 3. TRUSTEES

3.1. COMMITTEES AND ADVISORY BOARD. The Trustees may appoint from their number an executive committee and other committees. Any such committee may be abolished and reconstituted at any time and from time to time by the Trustees. Except as the Trustees may otherwise determine, any such committee may make rules for conduct of its business. The Trustees may appoint an advisory board to consist of not less than two nor more than five members. The members of the advisory board shall be compensated in such manner as the Trustees may determine and shall confer with and advise the Trustees regarding the investments and other affairs of the Trust. Each member of the advisory board shall hold office until the first meeting of the Trustees following the meeting of the shareholders, if any, next following his appointment and until his successor is appointed and qualified, or until he sooner dies, resigns, is removed, or becomes disqualified, or until the advisory board is sooner abolished by the Trustees.

3.2. REGULAR MEETINGS. Regular meetings of the Trustees may be held without call or notice at such places and at such times as the Trustees may from time to time determine, provided that notice of the first regular meeting following any such determination shall be given to absent Trustees. A regular meeting of the Trustees may be held without call or notice immediately after and at the same place as any meeting of the shareholders.

3.3. SPECIAL MEETINGS. Special meetings of the Trustees may be held at any time and at any place designated in the call of the meeting, when called by the Chairman or by two or more Trustees, sufficient notice thereof being given to each Trustee by the secretary or an assistant secretary or by the officer or one of the Trustees calling the meeting.

3.4. NOTICE. It shall be sufficient notice to a Trustee to send notice by mail at least three days or by telegram at least twenty-four hours before the meeting addressed to the Trustee at his or her usual or last known business or residence address or to give notice to him or her in person or by telephone at least twenty-four hours before the meeting. Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by him or her before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him or her. Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.

3.5. QUORUM. At any meeting of the Trustees a majority of the Trustees then in office shall constitute a quorum. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

                   SECTION 4. OFFICERS AND AGENTS

4.1. ENUMERATION; QUALIFICATION. The officers of the Trust shall be a Chairman of the Board, a president, a treasurer, a secretary and such other officers, if any, as the Trustees from time to time may in their discretion elect or appoint. The Trust may also have such agents, if any, as the Trustees from time to time may in their discretion appoint. Any officer may be but none need be a Trustee or shareholder. Any two or more offices may be held by the same person.

4.2. POWERS. Subject to the other provisions of these By-Laws, each officer shall have, in addition to the duties and powers herein and in the Declaration of Trust set forth, such duties and powers as are commonly incident to his or her office as if the Trust were organized as a Massachusetts business corporation and such other duties and powers as the Trustees may from time to time designate.

4.3. ELECTION. The Chairman, the president, the treasurer and the secretary shall be elected annually by the Trustees at their first meeting in each calendar year or at such later meeting in such year as the Trustees shall determine. Other officers or agents, if any, may be elected or appointed by the Trustees at said meeting or at any other time.

4.4. TENURE. The Chairman, president, treasurer and secretary shall hold office until the first meeting of Trustees in each calendar year and until their respective successors are chosen and qualified, or in each case until he or she sooner dies, resigns, is removed or becomes disqualified. Each other officer shall hold office and each agent shall retain his or her authority at the pleasure of the Trustees.

4.5. CHAIRMAN OF THE BOARD. The Chairman of the Board of Trustees shall be the chief executive officer of the Trust; shall, subject to the control of the Trustees, have general charge and supervision of the Trust; shall preside at all meetings of the shareholders and of the Trustees at which he is present; and shall see that all orders and resolutions of the Board of Trustees are carried into effect (sometimes referred to herein as the "Chairman").

4.6. PRESIDENT AND VICE PRESIDENTS. The president shall be the chief administrative officer of the Trust. The president shall at the request or in the absence or disability of the Chairman exercise the powers of the Chairman and shall perform such other duties and have such other powers as the Trustees shall prescribe from time to time. Any vice president shall at the request or in the absence or disability of the president exercise the powers of the president and perform such other duties and have such other powers as shall be designated from time to time by the Trustees.

4.7. TREASURER AND CONTROLLER. The treasurer shall be the chief financial officer of the Trust and subject to any arrangement made by the Trustees with a bank or trust company or other organization as custodian or transfer or shareholder services agent, shall be in charge of its valuable papers and shall have such other duties and powers as may be designated from time to time by the Trustees or by the Chairman. If at any time there shall be no controller, the treasurer shall also be the chief accounting officer of the Trust and shall have the duties and power prescribed herein for the controller. Any assistant treasurer shall have such duties and powers as shall be designated from time to time by the Trustees.

The controller, if any be elected, shall be the chief accounting officer of the Trust and shall be in charge of its books of account and accounting records. The Controller shall be responsible for preparation of financial statements of the Trust and shall have such other duties and powers as may be designated from time to time by the Trustees or the Chairman.

4.8. SECRETARY AND ASSISTANT SECRETARIES. The secretary shall record all proceedings of the shareholders and the Trustees in books to be kept therefor, which books shall be kept at the principal office of the Trust. In the absence of the secretary from any meeting of shareholders or Trustees, an assistant secretary, or if there be none or he or she is absent, a temporary clerk chosen at the meeting shall record the proceedings thereof in the aforesaid books.

                SECTION 5. RESIGNATIONS AND REMOVALS

Any Trustees, officer or advisory board member may resign at any time by delivering his or her resignation in writing to the Chairman of the Board, the president or the secretary or to a meeting of the Trustees. The Trustees may remove any officer or advisory board member elected or appointed by them with or without cause by the vote of a majority of the Trustees then in office. Except to the extent expressly provided in a written agreement with the Trust, no Trustee, officer, or advisory board member resigning, and no officer or advisory board member removed shall have any right to any compensation for any period following his or her resignation or removal, or any right to damages on account of such removal.

                        SECTION 6. VACANCIES

A vacancy in the office of Trustee shall be filled in accordance with the Declaration of Trust. Vacancies resulting from the death, resignation, incapacity or removal of any officer may be filled by the Trustees. Each successor of any such officer shall hold office for the unexpired term, and in the case of the Chairman, the president, the treasurer and the secretary, until his or her successor is chosen and qualified, or in each case until he or she sooner dies, resigns, is removed or becomes disqualified.

               SECTION 7. SHARES OR BENEFICIAL INTEREST

7.1. SHARE CERTIFICATES. No certificates certifying the ownership of shares shall be issued except as the Trustees may otherwise authorize. In the event that the Trustees authorize the issuance of share certificates, subject to the provisions of Section 7.3, each shareholder shall be entitled to a certificate stating the number of shares owned by him or her, in such form as shall be prescribed from time to time by the Trustees. Such certificate shall be signed by the Chairman, the President or a Vice President and by the Treasurer, Assistant Treasurer, Secretary or Assistant Secretary. Such signatures may be facsimiles if the certificate is signed by a transfer or shareholder services agent or by a registrar, other than a Trustee, officer or employee of the Trust. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Trust with the same effect as if he or she were such officer at the time of its issue.

In lieu of issuing certificates for shares, the Trustees or the transfer or shareholder services agent may either issue receipts therefor or may keep accounts upon the books of the Trust for the record holders of such shares, who shall in either case be deemed, for all purposes hereunder, to be the holders of certificates for such shares as if they had accepted such certificates and shall be held to have expressly assented and agreed to the terms hereof

7.2. LOSS OF CERTIFICATES. In the case of the alleged loss or destruction or the mutilation of a share certificate, a duplicate certificate may be issued in place thereof, upon such terms as the Trustees may prescribe.

7.3. DISCONTINUANCE OF ISSUANCE OF CERTIFICATES. The Trustees may at any time discontinue the issuance of share certificates and may, by written notice to each shareholder, require the surrender of share certificates to the Trust for cancellation. Such surrender and cancellation shall not affect the ownership of shares in the Trust.

                          SECTION 8. RECORD DATE

The Trustees may fix in advance a time, which shall not be more than 60 days before the date of any meeting of shareholders or the date for the payment of any dividend or making of any other distribution to shareholders, as the record date for determining the shareholders having the right to notice and to vote at such meeting and any adjournment thereof or the right to receive such dividend or distribution, and in such case only shareholders of record on such record date shall have such right, notwithstanding any transfer of shares on the books of the Trust after the record date.

                           SECTION 9. SEAL

The seal of the Trust shall, subject to alteration by the Trustees, consist of a flat-faced circular die with the word "Massachusetts" together with the name of the Trust and the year of its organization, cut or engraved thereon; but, unless otherwise required by the Trustees, the seal shall not be necessary to be placed on, and its absence shall not impair the validity of, any document, instrument or other paper executed and delivered by or on behalf of the Trust.

                   SECTION 10. EXECUTION OF PAPERS

Except as the Trustees may generally or in particular cases authorize the execution thereof in some other manner, all deeds, leases, transfers, contracts, bonds, notes, checks, drafts and other obligations made, accepted or endorsed by the Trust shall be signed, and any transfers of securities standing in the name of the Trust shall be executed, by the Chairman or the President or by one of the Vice Presidents or by the Treasurer or by whomsoever else shall be designated for that purpose by the vote of the Trustees and need not bear the seal of the Trust.

                       SECTION 11. FISCAL YEAR

The fiscal year of the Trust shall end on such date in each year as the Trustees shall from time to time determine.

   SECTION 12. PROVISIONS RELATING TO THE CONDUCT OF THE TRUST'S BUSINESS

12.1. DEALINGS WITH AFFILIATES. The Trust shall not purchase or retain securities issued by any issuer if one or more of the holders of the securities of such issuer or one or more of the officers or directors of such issuer is an officer or Trustee of the Trust or officer or director of any organization, association or corporation with which the Trust has an investment adviser's contract ("investment adviser"), if to the knowledge of the Trust, one or more of such officers or Trustees of the Trust or such officers or directors of such investment advisers owns beneficially more than one-half of one percent of the shares or securities of such issuer and such officers, Trustees and directors owning more than one-half of one percent of such shares or securities together own beneficially more than five percent of such outstanding shares or securities. Each Trustee and officer of the Trust shall give notice to the Secretary of the identity of all issuers whose securities are held by the Trust of which such officer or Trustee owns as much as one-half of one percent of the outstanding securities, and the Trust shall not be charged with the knowledge of such holdings in the absence of receiving such notice if the Trust has requested such information not less often than quarterly.

Subject to the provisions of the preceding paragraph, no officer, Trustee or agent of the Trust and no officer, director or agent of any investment adviser shall deal for or on behalf of the Trust with himself as principal or agent, or with any partnership, association or corporation in which he has a material financial interest; provided that the foregoing provisions shall not prevent (a) officers and Trustees of the Trust from buying, holding or selling shares in the Trust, or from being partners, officers or directors of or financially interested in any investment adviser to the Trust or in any corporation, firm or association which may at any time have a distributor's or principal underwriter's contract with the Trust; (b) purchases or sales of securities or other property if such transaction is permitted by or is exempt or exempted from the provisions of the Investment Company Act of 1940 or any rule or regulation thereunder and if such transaction does not involve any commission or profit to any security dealer who is, or one or more of whose partners, shareholders, officers or directors is an officer or Trustee of the Trust or an officer or director of the investment adviser, manager or principal underwriter of the Trust; (c) employment of legal counsel, registrar, transfer agent, shareholder services, dividend disbursing agent or custodian who is, or has a partner, stockholder, officer or director who is, an officer or Trustee of the Trust; (d) sharing statistical, research and management expenses, including office hire and services, with any other company in which an officer or Trustee of the Trust is an officer or director or financially interested.

12.2. DEALING IN SECURITIES OF THE TRUST. The Trust, the investment adviser, any corporation, firm or association which may at any time have an exclusive distributor's or principal underwriter's contract with the Trust (the "distributor") and the officers and Trustees of the Trust and officers and directors of every investment adviser and distributor, shall not take long or short positions in the securities of the Trust; except that:

        (a) the distributor may place orders with the Trust for its shares equivalent to orders received by the distributor, including orders with respect to any plan or any similar plan described in the then current Prospectus of the Fund;

        (b) shares of the Trust may be purchased at not less than net asset value for investment by the investment adviser and by officers, directors, or trustees, as the case may be, of the distributor, including any subsidiaries of the distributor, the investment adviser, or the Trust and by any trust, pension, profit-sharing or other benefit plan for such persons, or any other such persons as described in the then current Prospectus of the Fund, no such purchase to be in contravention of any applicable state or federal requirements.

12.3. LIMITATION ON CERTAIN LOANS. The Trust shall not make loans to any officer, Trustee or employee of the Trust or any investment adviser or distributor or their respective officers, directors or partners or employees.

12.4. CUSTODIAN. All securities and cash owned by the Trust shall be maintained in the custody of one or more banks or trust companies having (according to its last published report) not less than two million dollars ($2,000,000) aggregate capital, surplus and undivided profits (any such bank or trust company is hereinafter referred to as the "custodian"); provided, however, the custodian may deliver securities as collateral on borrowings effected by the Trust, provided, that such delivery shall be conditioned upon receipt of the borrowed funds by the custodian except where additional collateral is being pledged on an outstanding loan and the custodian may deliver securities lent by the Trust against receipt of initial collateral specified by the Trust. Subject to such rules, regulations and orders, if any, as the Securities and Exchange Commission may adopt, the Trust may, or may permit any custodian to, deposit all or any part of the securities owned by the Trust in a system for the central handling of securities operated by the Federal Reserve Banks, or established by a national securities exchange or national securities association registered with said Commission under the Securities Exchange Act of 1934, or such other person as may be permitted by said Commission, pursuant to which system all securities of any particular class or series of any issue deposited with the system are treated as fungible and may be transferred or pledged by bookkeeping entry, without physical delivery of such securities.

The Trust shall upon the resignation or inability to serve of its custodian or upon change of the custodian:

        (a) in the case of such resignation or inability to serve, use its best efforts to obtain a successor custodian;

        (b) require that the cash and securities owned by the Trust be delivered directly to the successor custodian; and

        (c) in the event that no successor custodian can be found, submit to the shareholders, before permitting delivery of the cash and securities owned by the Trust otherwise than to a successor custodian; the question whether or not the Trust shall be liquidated or shall function without a custodian.

12.5. REPORTS TO SHAREHOLDERS. The Trust shall send to each shareholder of record at least annually a statement of the condition of the Trust and of the results of its operation, containing all information required by applicable l aws or regulations.

                      SECTION 13. AMENDMENTS

These By-Laws may be amended or repealed, in whole or in part, by a majority of the Trustees then in office at any meeting of the Trustees, or by one or more writings signed by such majority.